Exhibit 99.1

GigCapital9 Announces Letter of Intent for Proposed Business Combination with a Leading Clean Energy Technology Company

Proposed Transaction Seeks to Advance the Company’s Technologies in AI-Driven Clean Firm Power Applications, Setting a Valuation of $600 Million Plus a $100 Million Earnout

Another Milestone in GigCapital Global’s Continuing Private-to-Public Equity (PPE)™ Mentor Investor™ Legacy of Scaling Transformative Deep Technology for Social Equity, Environmental Sustainability, and the Preservation of Our Planet

Continuing GigCapital Global’s Mission to Build Enduring Public Companies That Deliver Meaningful Impact for Humanity, Improve Quality of Life, and Protect Our Shared Ecological Future

PALO ALTO, Calif., October 26, 2026 — GigCapital9 Corp. (Nasdaq: GIX) (“GigCapital9” or the “Company”), a publicly traded Private-to-Public Equity (PPE)™ Mentor Investor™, today announced that it has entered into a non-binding Letter of Intent (“LOI”) with a leading clean energy technology company focusing on post-combustion carbon capture solutions.

The proposed business combination is intended to provide a pathway for the Company to bring differentiated clean energy technology to the public capital markets, supporting the commercialization of clean, firm power applications required for the growth in power demand driven by artificial intelligence (AI) applications, and more generally to contribute to a more sustainable global energy future.

The prospective business combination brings together GigCapital9’s Private-to-Public Equity (PPE) Mentor Investor model with a technology company led by an experienced team of industry professionals with deep expertise in the energy and chemical industries and the development and deployment of industrial scale clean energy technology solutions. The target company is supported by an established network of “tier-one” energy strategic and industrial partners with experience in advancing and commercializing clean energy technologies. The proposed business combination contemplates a pre-money enterprise value for the target company of approximately $600 million, subject to customary closing conditions, plus a potential earnout of up to $100 million.

The proposed transaction reflects GigCapital Global’s continued focus on identifying differentiated, technically advanced businesses with the potential to address significant global challenges and create enduring value through access to the public capital markets.

A Message from GigCapital9’s Executive Chairman and Chief Executive Officer

Dr. Avi S. Katz, Executive Chairman and Chief Executive Officer of GigCapital9, commented:
“This proposed business combination is another excellent example of how GigCapital Global continues to build on and extend the legacy of our Private-to-Public Equity (PPE) Mentor Investor model. Our mission has always been to identify exceptional deep technology companies, work alongside their outstanding leadership teams, and help create the public company platforms needed to scale their technologies and maximize their impact.”

“Advanced clean energy technologies have the potential to make a meaningful difference in the world. By helping the power industry, among others, reduce their environmental footprint, these solutions can contribute to economic development, broader societal equity, improved quality of life, and the preservation of our planet’s ecological balance. We believe that technological innovation and responsible commercialization can go hand in hand.”

“At GigCapital Global, we see our role as extending well beyond bringing companies to the public markets. We are Private-to-Public Equity (PPE) Mentor Investors, committed to helping ambitious technology businesses navigate the journey from innovation to industrial deployment and global impact. GigCapital9’s proposed engagement with this leading clean energy technology company represents another important step in that continuing mission: advancing deep technology that can create lasting value for investors, benefit the inhabitants of our planet, and help preserve the Earth, our shared Gaia, for generations to come.”

About the Proposed Transaction

The principal terms currently contemplated by the LOI include the following, subject to negotiation and execution of definitive agreements:

• Anticipated timing. The parties are targeting completion of the proposed business combination and the resulting deSPAC transaction in late Q2 2027. This timing is an objective and is subject to completion of due diligence, definitive documentation, financing, regulatory and stock exchange review, shareholder approvals, and other customary closing conditions.

• Minimum PIPE financing. The proposed transaction contemplates a minimum of $50 million of PIPE financing to be available at closing.

• Participation by existing owners and investors. Of the contemplated $50 million minimum PIPE, the target company expects to source about half of this amount from their existing investors with the balance from new investors, in each case subject to definitive financing commitments and the terms of the final transaction documents.

Under the terms contemplated by the LOI, GigCapital9 and the target company intend to continue discussions and due diligence toward a potential definitive business combination agreement. The transaction remains subject to the negotiation and execution of definitive documentation, satisfactory completion of due diligence, applicable financing arrangements, required regulatory and stock exchange reviews, shareholder approvals, and other customary closing conditions.

The LOI is non-binding with respect to the proposed business combination, except for any provisions expressly intended to be binding. There can be no assurance that the parties will enter into definitive agreements or that the proposed transaction will be consummated.

Additional information regarding the proposed transaction, including its financial terms, structure, and anticipated timing, will be provided if and when definitive agreements are executed and disclosure is authorized or otherwise required.

About GigCapital9 Corp.

GigCapital9 Corp. (Nasdaq: GIX) is a Private-to-Public Equity (PPE)™ Mentor Investor™ focused on identifying and partnering with innovative, high potential technology companies seeking to access the public capital markets. GigCapital9 is part of the GigCapital Global family of companies, founded on a model that combines capital markets expertise, strategic mentorship, operational experience, and transaction execution capabilities to help advanced technology businesses pursue growth as public companies.

GigCapital Global’s Private-to-Public Equity (PPE) Mentor Investor model is designed to support companies addressing significant technological, industrial, and societal challenges, with a focus on building enduring businesses and creating long term value for shareholders and other stakeholders.

Private-to-Public Equity (PPE)™ and Mentor-Investor™ are trademarks of GigManagement, LLC, a member entity of GigCapital Global and affiliate of GigCapital9 Corp., used pursuant to agreement.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Forward looking statements include, but are not limited to, statements regarding the proposed business combination contemplated by the LOI, the anticipated execution of definitive transaction agreements, the expected timing and completion of the proposed transaction, the anticipated enterprise value of the target company, the potential future growth of the combined company, the anticipated benefits of the proposed transaction, the target company’s technology and commercial prospects, and the future operating performance of the combined company.

Forward looking statements generally may be identified by the use of words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "might," "plan," "potential," "predict," "project," "seek," "should," "target," "will," "would," and similar expressions, although not all forward looking statements contain such words.

These forward looking statements are based on current expectations, estimates, forecasts, assumptions, and projections about future events and are subject to numerous risks and uncertainties, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward looking statements as a result of a variety of factors, including, but not limited to: the risk that the parties may be unable to negotiate or execute definitive agreements relating to the proposed transaction; the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to satisfy any conditions to closing; the failure to obtain required shareholder approvals, regulatory approvals, financing arrangements, exchange listing approvals, or other necessary consents; changes in applicable laws, regulations, governmental policies, or market conditions; the occurrence of any event, change, or circumstance that could delay, prevent, or otherwise adversely affect the proposed transaction; the ability to maintain the listing of securities on Nasdaq or another national securities exchange; redemptions by GigCapital9’s shareholders; the availability of financing; general economic, financial, political, and business conditions; inflation, interest rates, foreign exchange fluctuations, and geopolitical developments; cybersecurity incidents; intellectual property risks; litigation risks; competition; technological changes; the ability of the target company to successfully deploy its clean energy technology solutions; the ability to realize anticipated benefits of the proposed transaction; and other risks and uncertainties that may be identified in any past or future filings made by GigCapital9 with the U.S. Securities and Exchange Commission ("SEC") in connection with the proposed transaction.

Any references in this press release to anticipated enterprise values, future valuation objectives, strategic growth initiatives, market opportunities, expected benefits, or long-term business prospects are based on preliminary assumptions and management expectations that are inherently uncertain and subject to significant business, economic, competitive, regulatory, financing, and market risks. No assurance can be given that any acquisition, strategic initiative, growth objective, valuation target, expected benefit, or business plan described herein will be achieved.

The proposed transaction is currently subject to a non-binding LOI which does not constitute a commitment to complete the proposed business combination. There can be no assurance that definitive agreements will be executed or that the proposed transaction will be completed on the terms currently contemplated, within the anticipated timeframe, or at all. Readers are cautioned not to place undue reliance on forward looking statements, which speak only as of the date of this release. GigCapital9 expressly disclaims any obligation or undertaking to update, revise, or publicly release any revisions to any forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise, except as required by applicable law.

Important Information for Investors and Stockholders

This press release relates to a proposed transaction between GigCapital9 and another company. The proposed transaction remains subject to the execution of definitive agreements and the satisfaction of customary closing conditions. If definitive agreements are executed, GigCapital9 intends to file a registration statement, proxy statement, prospectus, and other relevant documents with the SEC in connection with the proposed transaction, and any definitive proxy statement/prospectus will be mailed to the shareholders of GigCapital9 once finalized. This press release is not a substitute for the registration statement, the proxy statement/prospectus or any other document that GigCapital9 may file with the SEC.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANY REGISTRATION STATEMENT, PROXY STATEMENT, PROSPECTUS, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO, AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of these documents, when available, through the SEC’s website at www.sec.gov.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute, nor shall it constitute, an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

This press release does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. Any solicitation will be made only pursuant to definitive proxy materials and other applicable SEC filings.

Participants in the Solicitation

GigCapital9 and its directors, executive officers, and certain other members of management and employees may be deemed participants in any solicitation of proxies from GigCapital9’s shareholders in connection with the proposed transaction. Information regarding GigCapital9's directors and executive officers is contained in GigCapital9's filings with the SEC. Additional information regarding the interests of such participants in the proposed transaction will be included in any proxy statement, registration statement, prospectus, or other relevant documents filed with the SEC if and when such documents become available.

Investor Relations

GigCapital9 Corp.
Investor Relations
Nasdaq: GIX
Additional information is available through the Company’s filings with the U.S. Securities and Exchange Commission.